EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT







We hereby consent to the use in Amendment No. 2 to the Registration Statement on Form 10-SB, of Torbay Acquisition Corp. our report for the period from June 2, 1998 (inception) to December 31, 1998 dated January 4, 1999 relating to the financial statements of Torbay Acquisition Corp. which appear in such Registration Statement.








                                            WEINBERG & COMPANY, P.A.
                                            Certified Public Accountants



Boca Raton, Florida
July 21, 2000